Exhibit 99.1

Press Release

For Immediate Release

FERC Approves ITC Holdings’ Acquisition of METC

Novi, Michigan — September 22, 2006 — ITC Holdings Corp. (“ITC Holdings”) (NYSE: ITC) today announced that the Federal Energy Regulatory Commission (“FERC”) approved a joint application made by ITC Holdings, ITCTransmission, Michigan Transco Holdings, Limited Partnership and Michigan Electric Transmission Company, LLC (“METC”) to acquire all of the outstanding equity interests in METC, a privately-held company and the neighboring transmission system to ITCTransmission, ITC Holdings’ wholly owned operating subsidiary, in a transaction valued at approximately $867 million.

“We appreciate the FERC’s hard work in evaluating and approving our application to acquire METC,” said Joseph L. Welch, president and CEO of ITC Holdings.  “We believe that the true beneficiaries of the acquisition will be the customers of Michigan.  We remain focused on our efforts to improve system reliability and facilitate a competitive energy market through capital investment and maintenance of the transmission grid, and furthermore, we maintain our original commitment that customers will not be asked to pay for the recovery of costs associated with the acquisition.”

The acquisition will create the largest independent electricity transmission company in the United States based on transmission load served.  As subsidiaries of ITC Holdings, ITCTransmission and METC will realize operational efficiencies from simplified, joint operations as well as be in a better position to jointly identify, coordinate and plan regional system needs, projects and construction as a means to improve electric reliability.

ITC Holdings will move toward consummating the acquisition in the coming month.

The filing has been assigned FERC Docket No. ER06-123-000 and can be accessed at FERC’s website at http://www.ferc.gov.

About ITC Holdings Corp.

ITC Holdings Corp. is in the business of investing in electricity transmission infrastructure improvements as a means to improve electric reliability, reduce congestion and lower the overall cost of delivered energy.  ITCTransmission, an ITC subsidiary, is the first independently owned and operated electricity transmission company in the United States. ITCTransmission owns, operates and maintains a fully-regulated, high-voltage system that transmits electricity to local electric distribution facilities from generating stations in Michigan, other Midwestern states and Ontario, Canada. The local distribution facilities connected to the ITCTransmission system serve an area comprised of 13 southeastern Michigan counties, including the Detroit metropolitan area. Recently announced subsidiary ITC Grid Development will focus on partnering with local entities and utilities in regions where significant transmission improvements are needed.  The first region in which ITC Grid Development will focus its efforts is the Great Plains region, specifically in Kansas, through the formation of a subsidiary ITC Great Plains.  For more information on ITC Holdings Corp., please visit http://www.itc-holdings.com. For more information on ITCTransmission, please visit http://www.itctransco.com.  For more information on ITC Great Plains, please visit http://www.itcgreatplains.com.

About METC

Michigan Electric Transmission Company, LLC (METC) is an independent transmission company based in Ann Arbor, MI.  METC is solely responsible for owning and operating the transmission system that transmits electric service to a population of approximately six million people throughout Michigan’s Lower Peninsula.  More information on METC can be found at http://www.metcllc.com.

Safe Harbor Statement and Legal Disclaimer

This press release contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business, including our business after the proposed acquisition transaction, and the electricity transmission industry based upon information currently available.  Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Wherever possible, we have identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases.  These forward-looking statements are based upon assumptions our management believes are reasonable.  Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong.  They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties.  Many factors mentioned in this press release and in our annual and quarterly reports will be important in determining future results.  Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved.  Actual future results may vary materially.  Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise, unless required by law. (itc-ITC)

Contact:

Media Contact: Lisa Aragon, ITC Holdings (248.835.9300, laragon@itc-holdings.com)

Investor/Analyst Contact:  Pat Wenzel, ITC Holdings (248.374.7200, pwenzel@itc-holdings.com)

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